Exhibit 99.1

This Statement on Form 3 is filed by Apollo Real Estate Investment Fund III, L.P, Apollo Real Estate Advisors III, L.P., Apollo Real Estate Management III, L.P. The principal business address for each of the Reporting Persons is 2 Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer:  Apollo Real Estate Investment Fund III, L.P.

Date of Event Requiring Statement:  September 8, 2006

Issuer Name and Ticker or Trading Symbol:  NKT

APOLLO REAL ESTATE INVESTMENT FUND III, L.P.

By:	APOLLO REAL ESTATE ADVISORS III, L.P.
its general partner

	By:	APOLLO REAL ESTATE CAPITAL
ADVISORS III, INC.
its general partner

	By:	/s/ Stuart Koenig
Stuart Koenig
Vice President

APOLLO REAL ESTATE ADVISORS III, L.P.

By:	APOLLO REAL ESTATE CAPITAL ADVISORS III, INC.
its general partner

	By:	/s/ Stuart Koenig
Stuart Koenig
Vice President

APOLLO REAL ESTATE MANAGEMENT III, L.P.

By:	APOLLO REAL ESTATE MANAGEMENT III, INC.
its general partner

	By:	/s/ Stuart Koenig
Stuart Koenig
Vice President